[LOGO OF MCDONALD'S]


--------------------------------------------------------------------------------
INVESTOR RELEASE
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                     FOR MORE INFORMATION CONTACT:
---------------------                     -----------------------------
01/25/96                                  Investors: Mary Healy, 708-575-6429
                                          Media: Chuck Ebeling, 708-575-6150


                  McDONALD'S ADDS RECORD NUMBER OF RESTAURANTS
                  --------------------------------------------
                       AND REPORTS STRONG GLOBAL RESULTS
                       ---------------------------------

OAK BROOK, IL -- McDonald's Corporation today announced record results for the year and fourth quarter ended December 31, 1995:

 . McDonald's added 2,430 restaurants -- Systemwide restaurants hit 18,380.
 . Net income and net income per common share grew 19 percent for the quarter and
  17 percent for the year.
 . Systemwide sales neared $30 billion; a 15 percent annual increase.
 . Total revenues neared $10 billion and rose 18 percent for the year.
 . Operating income increased 16 percent for the year.
 . Operations outside of the U.S. contributed 54 percent to consolidated operating income for the year.

=================================================================
Key highlights                        Years ended Dec. 31
Dollars in millions, except   -----------------------------------
per common share data              1995       1994    Increase
=================================================================
 . Systemwide sales            $29,913.9  $25,987.4  $3,926.5  15%
-----------------------------------------------------------------
 . Total revenues                9,794.5    8,320.8   1,473.7  18
-----------------------------------------------------------------
 . Operating income              2,601.3    2,241.2     360.1  16
-----------------------------------------------------------------
 . Net income                    1,427.3    1,224.4     202.9  17
-----------------------------------------------------------------
 . Net income per common share      1.97       1.68       .29  17
=================================================================
                                  Fourth quarters ended Dec. 31
                              -----------------------------------
                                   1995       1994     Increase
=================================================================
 . Systemwide sales             $7,734.4   $6,964.0    $770.4  11%
-----------------------------------------------------------------
 . Total revenues                2,585.5    2,270.1     315.4  14
-----------------------------------------------------------------
 . Operating income                646.1      575.8      70.3  12
-----------------------------------------------------------------
 . Net income                      366.8      308.9      57.9  19
-----------------------------------------------------------------
 . Net income per common share       .51        .43       .08  19
=================================================================

  SUMMARY COMMENTARY

  Chairman and Chief Executive Officer Michael R. Quinlan said, "McDonald's has completed another year of strong global growth and achieved several milestones. Net income and net income per common share increased 19 percent for the quarter. Net income increased more than $200 million and 17 percent for the year, representing the highest annual percent increase since 1988. Also for the year, Systemwide sales neared $30 billion and increased 15 percent; total revenues neared $10 billion and increased 18 percent; and operating income exceeded $2.6 billion and increased 16 percent.

            "We are excited about the future potential of our Company and our plans to build value for shareholders. McDonald's is the largest and best-known global foodservice retailer with more than 18,000 restaurants in 89 countries at December 31, 1995. Yet, even as the market leader, we serve less than one percent of the world's population on any given day. We will continue to focus on our convenience, value and execution strategies to strengthen our leadership position as we pursue our vision to dominate the global foodservice industry."

            McDonald's recently announced plans to repurchase up to $2.2 billion of common stock within the next three years and to add between 2,500 and 3,200 total restaurants annually, in 1996 and 1997. This expansion plan represents a significant increase over prior years and is indicative of a low-cost approach to restaurant development as well as the potential of alliances with major oil companies and retailers.

            Quinlan also said, "We are confident about our growth opportunities and expect 1996 to be another record-breaking year of growth in sales and profits driven by accelerating expansion and growing cash flow. These factors will be balanced by an intensely competitive U.S. operating environment and difficult comparisons due to exceptional international operating performance and the benefit of stronger foreign currencies in 1995. Our long-term growth expectations have not changed. We expect to grow U.S. sales and operating income at a compound annual rate in the mid-single digits or better as measured over a five-year period. We expect to grow international sales in the mid- to high-teens and international operating income at a compound annual rate of about 20 percent as measured over a five-year period."

CONSOLIDATED OPERATING RESULTS

Net income and net income per common share each increased 17 percent for the year, and 19 percent for the quarter.

          Systemwide sales represent sales by Company-operated, franchised and affiliated restaurants. Total revenues consist of sales by Company-operated restaurants, and fees from restaurants operated by franchisees and affiliates. These fees are based upon a percent of sales with specified minimum payments. The increases in sales and revenues were due to expansion, stronger foreign currencies and primarily outside of the U.S., positive comparable sales.

=======================================================================================================
Systemwide restaurant additions                                         Years              Quarters
                                                                    ended Dec. 31        ended Dec. 31
                                                                 --------------------------------------
                                                                 1995           1994     1995      1994
=======================================================================================================
Traditional restaurants
-------------------------------------------------------------------------------------------------------
   U.S.                                                           597            461      271       181
-------------------------------------------------------------------------------------------------------
   Outside of the U.S.                                          1,007            751      439       359
-------------------------------------------------------------------------------------------------------
      Total traditional restaurant additions                    1,604          1,212      710       540
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Satellite restaurants
-------------------------------------------------------------------------------------------------------
   U.S.                                                           533            380      144       138
-------------------------------------------------------------------------------------------------------
   Outside of the U.S.                                            293            195      123        54
-------------------------------------------------------------------------------------------------------
      Total satellite restaurant additions                        826            575      267       192
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Systemwide restaurant additions                                 2,430          1,787      977       732
=======================================================================================================

====================================================================================
Traditional restaurants under construction                              At Dec. 31
                                                                      --------------
                                                                      1995      1994
------------------------------------------------------------------------------------
   U.S.                                                                 84        64
------------------------------------------------------------------------------------
   Outside of the U.S.                                                 120       132
------------------------------------------------------------------------------------
      Total traditional restaurants under construction                 204       196
====================================================================================

=======================================================================================================
Consolidated operating margins                                         Years              Quarters
                                                                   ended Dec. 31        ended Dec. 31
                                                               ----------------------------------------
                                                                   1995        1994      1995      1994
=======================================================================================================
In millions of dollars
=======================================================================================================
Franchised                                                     $2,416.1    $2,092.7    $636.1    $565.5
-------------------------------------------------------------------------------------------------------
Company-operated                                                1,315.8     1,147.6     335.4     319.1
-------------------------------------------------------------------------------------------------------
As a percent of sales/revenues
-------------------------------------------------------------------------------------------------------
Franchised                                                         82.4        82.8      82.3      82.8
-------------------------------------------------------------------------------------------------------
Company-operated                                                   19.2        19.8      18.5      20.1
=======================================================================================================

          Franchised margin dollars comprised about two-thirds of the combined operating margins, the same as in the prior year. Franchised margins as a percent of revenues declined slightly for both periods, reflecting a higher proportion of leased sites which have financing costs embedded in rent expense, whereas financing costs for owned sites are reflected in interest expense. Company-operated margins as a percent of sales declined for both periods. For the year, food and paper, and occupancy and other operating costs increased, while payroll costs remained relatively flat as a percent of sales. For the quarter, food and paper, and payroll costs increased, while occupancy and other costs decreased slightly as a percent of sales.

          The increases in general, administrative and selling expenses were primarily due to strategic global spending to support the convenience, value and execution strategies, and stronger foreign currencies.

          Other operating transactions relate to franchising and the foodservice business, the details of which are shown below. The increases occurred because of greater income from affiliates, principally Japan, partially offset by higher provisions for property dispositions included in the other category.

================================================================================
Other operating (income) expense--net            Years            Quarters
                                             ended Dec. 31      ended Dec. 31
                                           -------------------------------------
In millions of dollars                       1995     1994     1995       1994
================================================================================
Gains on sales of restaurant businesses    $ (63.9)  $(67.1)  $(18.9)    $(17.7)
--------------------------------------------------------------------------------
Equity in earnings of unconsolidated
  affiliates                                 (96.5)   (47.0)   (20.6)      (6.0)
--------------------------------------------------------------------------------
Other                                         54.7     30.2     23.5       23.1
--------------------------------------------------------------------------------
Other operating (income) expense--net      $(105.7)  $(83.9)  $(16.0)    $  (.6)
================================================================================

          The increases in consolidated operating income primarily reflected higher combined operating margin dollars and stronger foreign currencies, partially offset by higher general, administrative and selling expenses.

          The increases in interest expense were due to higher debt levels and stronger foreign currencies, partially offset by lower average interest rates.

          Nonoperating income (expense) was primarily impacted by higher losses on investments. It was also impacted by higher charges associated with minority interests, partially offset by higher interest income and lower translation losses.

          The effective income tax rates were 34.2 and 35.1 percent for the years 1995 and 1994, respectively, and 32.0 and 34.5 percent, respectively, for the quarters. The Company expects its 1996 effective income tax rate to be in the range of 32.5 to 33.5 percent, due to lower taxes related to foreign operations.

U.S. OPERATING RESULTS

Restaurant expansion was primarily responsible for increasing U.S. sales. In addition, positive comparable sales were achieved for the year through an emphasis on value and customer satisfaction in the form of Extra Value Meals, Happy Meals and the three-tier value program. Ongoing programs such as Operation Mac Attack, and promotions such as Monopoly in May and December contributed to higher sales in 1995.

=======================================================================
U.S. operating results                  Years             Quarters
                                    ended Dec. 31       ended Dec. 31
                                  -------------------------------------
                                    1995      1994      1995      1994
=======================================================================
Percent increase
=======================================================================
Sales                                  6         5         5         5
-----------------------------------------------------------------------
Revenues                               8         6         7         6
-----------------------------------------------------------------------
Operating income                       3         5         4         3
=======================================================================
As a percent of sales/revenues
=======================================================================
Company-operated margins            17.7      19.0      17.3      18.1
-----------------------------------------------------------------------
Franchised margins                  82.6      83.2      82.3      83.1
=======================================================================

    The increases in U.S. operating income were driven by higher franchised margin dollars resulting from expansion, and for the year, improved comparable sales. The increases were partially offset by higher general, administrative and selling expenses, lower gains on sales of restaurant businesses, and for the year, a slight reduction in Company-operated margin dollars. Company-operated margin dollars remained relatively flat for the quarter.

    The declines in Company-operated margins as a percent of sales primarily resulted from higher payroll costs due to higher average hourly wages and increased staffing levels designed to improve customer satisfaction. The declines in franchised margins as a percent of revenues reflected a higher proportion of leased sites resulting from accelerated expansion.

OPERATING RESULTS OUTSIDE OF THE U.S.

Expansion, stronger foreign currencies and higher comparable sales were responsible for driving sales outside of the U.S. Comparable sales on a local currency basis were positive for the fourth quarter and the year.

==================================================================
Operating results                      Years           Quarters
outside of the U.S.                ended Dec. 31     ended Dec. 31
                                 ---------------------------------
                                    1995   1994      1995    1994
==================================================================
Percent increase
==================================================================
Sales                                 27     18        18      26
------------------------------------------------------------------
Revenues                              28     20        20      31
------------------------------------------------------------------
Operating income                      30     24        20      39
==================================================================
As a percent of sales/revenues
==================================================================
Company-operated margins            20.2   20.5      19.3    21.6
------------------------------------------------------------------
Franchised margins                  82.1   82.1      82.2    82.2
==================================================================

          Our Asia/Pacific, Europe/Africa/Middle East and Latin America segments reported excellent operating results for the year and the following larger markets had strong sales and profits: Australia, Hong Kong, Japan and Taiwan in Asia/Pacific; and Austria, England, France, Germany, the Netherlands and Spain in Europe. In Latin America, Brazil had significant gains in sales and operating income. Results in Mexico continued to be impacted by the economy and currency devaluation; however, we continue to believe this market offers long-term potential. Comparable sales and operating income in Canada were negatively impacted by slowing consumer spending and a weakening economy in the second half of 1995.

          The increases in operating income outside of the U.S. were driven by higher combined operating margins resulting from expansion, higher comparable sales, and stronger foreign currencies, partially offset by higher general, administrative and selling expenses.

          The declines in Company-operated margins as a percent of sales reflected higher food and paper, and occupancy and other operating costs. These cost increases for the year were partially offset by a reduction in payroll costs as a percent of sales. In addition, Brazil's strong 1995 operating results had a greater impact on the increase in Company-operated margins in the first half of this year, as Brazil's improved performance began in the second half of 1994. As a percent of sales, franchised margins remained flat compared to 1994. The increases in combined operating margin dollars occurred because of expansion, higher comparable sales and stronger foreign currencies.

IMPACT OF FOREIGN CURRENCIES ON REPORTED RESULTS

The Deutsche Mark and French Franc represented the currencies which significantly contributed to the exchange impact on reported results for both periods in 1995. The Japanese Yen was also a significant contributor for the year. If exchange rates had remained at 1994 levels, reported results would have been as follows:

=========================================================================================
                                            Year ended Dec. 31, 1995
Foreign currency impact         ---------------------------------------------------------
Dollars in millions             Reported    Adjusted    Adjustment   Reported   Adjusted
=========================================================================================
Systemwide sales               $29,913.9   $29,056.6        $857.3         15%        12%
-----------------------------------------------------------------------------------------
Operating income                 2,601.3     2,512.9          88.4         16         12
-----------------------------------------------------------------------------------------
Net income                       1,427.3     1,388.8          38.5         17         13
=========================================================================================
                                            Quarter ended Dec. 31, 1995
                                ---------------------------------------------------------
                                Reported    Adjusted    Adjustment   Reported   Adjusted
=========================================================================================
Systemwide sales                $7,734.4    $7,644.4         $90.0         11%        10%
-----------------------------------------------------------------------------------------
Operating income                   646.1       634.3          11.8         12         10
-----------------------------------------------------------------------------------------
Net income                         366.8       362.7           4.1         19         17
=========================================================================================

          While changing foreign currencies impact reported results, McDonald's lessens short-term cash exposures by primarily purchasing goods and services in local currencies, financing in local currencies and hedging foreign-denominated cash flows.

                            McDONALD'S CORPORATION
                  CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions,                               Years ended Dec. 31
except per common share data                  --------------------------------------------------
                                                                            Increase  (Decrease)
                                                                            --------------------
                                                   1995           1994            $          %
                                              ---------      ---------      -------          --
SYSTEMWIDE SALES                              $29,913.9      $25,987.4      3,926.5          15
------------------------------------------------------------------------------------------------
Revenues
Sales by Company-operated restaurants         $ 6,863.5      $ 5,792.6      1,070.9          18
Revenues from franchised restaurants            2,931.0        2,528.2        402.8          16
------------------------------------------------------------------------------------------------

TOTAL REVENUES                                  9,794.5        8,320.8      1,473.7          18
------------------------------------------------------------------------------------------------

Operating costs and expenses
Company-operated restaurants                    5,547.7        4,645.0        902.7          19
Franchised restaurants--occupancy costs           514.9          435.5         79.4          18
General, administrative and selling expenses    1,236.3        1,083.0        153.3          14
Other operating (income) expense--net            (105.7)         (83.9)       (21.8)         26
------------------------------------------------------------------------------------------------

     Total operating costs and expenses         7,193.2        6,079.6      1,113.6          18
------------------------------------------------------------------------------------------------

OPERATING INCOME                                2,601.3        2,241.2        360.1          16
------------------------------------------------------------------------------------------------

Interest expense                                  340.2          305.7         34.5          11
Nonoperating income (expense)--net                (92.0)         (48.9)       (43.1)         88
------------------------------------------------------------------------------------------------

Income before provision for income taxes        2,169.1        1,886.6        282.5          15
------------------------------------------------------------------------------------------------

Provision for income taxes                        741.8          662.2         79.6          12
------------------------------------------------------------------------------------------------

NET INCOME                                    $ 1,427.3      $ 1,224.4        202.9          17
================================================================================================

NET INCOME PER COMMON SHARE*                  $    1.97      $    1.68          .29          17
------------------------------------------------------------------------------------------------

Weighted average common shares outstanding        701.5          701.8
------------------------------------------------------------------------------------------------



Dollars and shares in millions,                              Years ended Dec. 31
except per common share data                  ------------------------------------------------
                                                                          Increase  (Decrease)
                                                                          --------------------
                                                   1995           1994            $    %
                                              ---------       --------        -----    --
SYSTEMWIDE SALES                               $7,734.4       $6,964.0        770.4    11

Revenues
Sales by Company-operated restaurants          $1,812.2       $1,586.8        225.4    14
Revenues from franchised restaurants              773.3          683.3         90.0    13

TOTAL REVENUES                                  2,585.5        2,270.1        315.4    14

Operating costs and expenses
Company-operated restaurants                    1,476.8        1,267.7        209.1    16
Franchised restaurants--occupancy costs           137.2          117.8         19.4    16
General, administrative and selling
  expenses                                        341.4          309.4         32.0    10
Other operating (income) expense--net             (16.0)           (.6)       (15.4)   NM

     Total operating costs and
     expenses                                   1,939.4        1,694.3        245.1    14

OPERATING INCOME                                  646.1          575.8         70.3    12

Interest expense                                   87.7           80.1          7.6     9
Nonoperating income (expense)--net                (18.8)         (24.1)         5.3   (22)

Income before provision for
  income taxes                                    539.6          471.6         68.0    14

Provision for income taxes                        172.8          162.7         10.1     6

NET INCOME                                     $  366.8       $  308.9         57.9    19

NET INCOME PER COMMON SHARE*                   $    .51       $    .43          .08    19

Weighted average common shares
  outstanding                                     699.2          696.0

* Computed using net income reduced by preferred stock dividends (net of tax) of $40.5 and $47.2 million for the years 1995 and 1994, respectively, and $8.7 and $11.7 million for the fourth quarters of 1995 and 1994, respectively; and for the year 1995: $3.9 million for the one-time effect of the Company's offer to exchange its Series E 7.72% Cumulative Preferred Stock for subordinated debt securities completed on June 30, 1995, and an additional $.4 million for the effect of the Company's repurchase of additional Series E preferred stock in the third quarter.

NM - Not Meaningful

                             McDONALD'S CORPORATION
                             FINANCIAL INFORMATION

                                             Years ended Dec. 31
                                   ----------------------------------------
Dollars in millions                                   Increase (Decrease)
                                                      -------------------
                                          1995        1994         $    %
                                     ---------   ---------   -------   --
SYSTEMWIDE SALES
U.S.
----
Operated by franchisees              $12,474.5   $11,964.4     510.1    4
Operated by the Company                2,725.1     2,550.2     174.9    7
Operated by affiliates                   705.6       426.4     279.2   65
                                     ---------   ---------   -------   --
                                      15,905.2    14,941.0     964.2    6
                                     ---------   ---------   -------   --
Outside of the U.S.
-------------------
Operated by franchisees                6,648.1     5,181.8   1,466.3   28
Operated by the Company                4,138.4     3,242.4     896.0   28
Operated by affiliates                 3,222.2     2,622.2     600.0   23
                                     ---------   ---------   -------   --
                                      14,008.7    11,046.4   2,962.3   27
                                     ---------   ---------   -------   --
                                     $29,913.9   $25,987.4   3,926.5   15
                                     =========   =========   =======   ==
By Type
-------
Operated by franchisees              $19,122.6   $17,146.2   1,976.4   12
Operated by the Company                6,863.5     5,792.6   1,070.9   18
Operated by affiliates                 3,927.8     3,048.6     879.2   29
                                     ---------   ---------   -------   --
                                     $29,913.9   $25,987.4   3,926.5   15
                                     =========   =========   =======   ==
---------------------------------------------------------------------------

TOTAL REVENUES
U.S.                                 $ 4,473.9   $ 4,155.6     318.3    8
Outside of the U.S.                    5,320.6     4,165.2   1,155.4   28
                                     ---------   ---------   -------   --
                                     $ 9,794.5   $ 8,320.8   1,473.7   18
                                     =========   =========   =======   ==
---------------------------------------------------------------------------

OPERATING INCOME*
U.S.                                 $ 1,252.4   $ 1,216.7      35.7    3
Outside of the U.S.                    1,397.1     1,072.1     325.0   30
Corporate G&A                            (48.2)      (47.6)      (.6)   1
                                     ---------   ---------   -------   --
                                     $ 2,601.3   $ 2,241.2     360.1   16
                                     =========   =========   =======   ==

* 1994 operating income has been restated to reflect a more meaningful allocation of general, administrative and selling expenses between the U.S. and international segments and now includes an additional corporate category which is not allocated.

---------------------------------------------------------------------------

PERCENT CONTRIBUTION TO COMBINED OPERATING MARGINS

                               Years ended Dec. 31
                             -----------------------
                                   1995     1994
                                -------  -------
Company-operated
----------------
U.S.                                 37       42
Outside of the U.S.                  63       58
                                    ---      ---
                                    100      100
                                    ===      ===
Franchised
----------
U.S.                                 60       64
Outside of the U.S.                  40       36
                                    ---      ---
                                    100      100
                                    ===      ===
---------------------------------------------------------------------------

                             McDONALD'S CORPORATION
                            RESTAURANT INFORMATION*

                                        At Dec. 31
                         ----------------------------------------
                                                     Increase
                                                 ----------------
                            1995        1994        #        %
                           ------       ----       ---      ---
TRADITIONAL RESTAURANTS
U.S.
Operated by franchisees     8,180       7,849       331       4
Operated by the Company     1,634       1,546        88       6
Operated by affiliates        527         349       178      51
                           ------      ------     -----     ---
                           10,341       9,744       597       6
                           ------      ------     -----     ---
Outside of the U.S.
Operated by franchisees     3,060       2,609       451      17
Operated by the Company     1,879       1,537       342      22
Operated by affiliates      1,529       1,315       214      16
                           ------      ------     -----     ---
                            6,468       5,461     1,007      18
                           ------      ------     -----     ---
                           16,809      15,205     1,604      11
                           ======      ======     =====     ===
By Type
Operated by franchisees    11,240      10,458       782       7
Operated by the Company     3,513       3,083       430      14
Operated by affiliates      2,056       1,664       392      24
                           ------      ------     -----     ---
                           16,809      15,205     1,604      11
                           ------      ------     -----     ---

-----------------------------------------------------------------

SATELLITE RESTAURANTS
U.S.                        1,027         494       533     108
Outside of the U.S.           544         251       293     117
                           ------      ------     -----     ---
                            1,571         745       826     111
                           ------      ------     -----     ---

-----------------------------------------------------------------

SYSTEMWIDE RESTAURANTS
U.S.                       11,368      10,238     1,130      11
Outside of the U.S.         7,012       5,712     1,300      23
                           ------      ------     -----     ---
                           18,380      15,950     2,430      15
                           ======      ======     =====     ===

_________________________________________________________________

SYSTEMWIDE COUNTRIES           89          79
_________________________________________________________________

TOTAL RESTAURANTS IN MARKETS OUTSIDE OF THE U.S.

Japan                       1,482       1,169       313      27
Canada                        902         824        78       9
Germany                       649         570        79      14
England                       578         530        48       9
Australia                     530         454        76      17
France                        430         353        77      22
Brazil                        243         195        48      25
Netherlands                   128         110        18      16
Mexico                        132         113        19      17
Taiwan                        111          85        26      31
Spain                         103          82        21      26
Other                       1,724       1,227       497      41
                           ------      ------     -----     ---
                            7,012       5,712     1,300      23
                           ======      ======     =====     ===

_________________________________________________________________

* The Company, its franchisees and affiliates operate traditional and satellite restaurants. Satellite restaurants generally offer a simplified menu and are smaller in size and sales volume compared to traditional restaurants.